PURSUSANT TO SECTION 906 OF THE SARBANES-OXLEY ACT


I, Eugene L. Podsiadlo, Principal Executive Officer, and I, Erik C. Kleinbeck, Principal Financial Officer, of SPARX Funds Trust (the
"Registrant"), certify that:

1. The Form of the N-CSR of the Registrant (the "Report") for the period ended October 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  January 7, 2005              /s/ Eugene L. Podsiadlo
                                    -----------------------
                                    Eugene L. Podsiadlo, President
                                    (principal executive officer)

Date:  January 7, 2005              /s/ Erik C. Kleinbeck
                                    ---------------------
                                    Erik C. Kleinbeck, Treasurer
                                    (principal financial officer)


This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.